UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 6, 2007
Date of Report (Date of earliest event reported)

FINMETAL MINING LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 700, One Executive Place, 1816 Crowchild Trail N.W., Calgary, Alberta, Canada T2M 3Y7	89502
(Address of principal executive offices)	(Zip Code)

(403) 313-8985
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01          Entry Into a Material Definitive Agreement.

Pursuant to the terms and conditions of a certain Share Purchase Agreement dated for reference as fully executed on February 6, 2007 (the "Share Purchase Agreement"), as entered into among FinMetal Mining Ltd. (the "Company"), Magnus Minerals Oy ("Magnus"), a private Finnish company, and the shareholders of Magnus (collectively, the "Vendors"):

(a)        the Company therein agreed to initially acquire, on or before March 31, 2007, 30% of the presently issued and outstanding shares of Magnus from the Vendors in consideration of (i) the aggregate cash payment of EUR 5,967,000 and (ii) the aggregate issuance from treasury by the Company of 8,000,000 restricted common shares of the Company, each valued at U.S. $1.42 per common share, pro rata among the various Vendors (the "Initial Purchase"); and

(b)        subject to the prior completion of the Initial Purchase, the Company has therein been granted by the Vendors the option to acquire up the remaining 70% of the presently issued and outstanding shares of Magnus from the Vendors in the following manner:

(i)        the Company may acquire a further 21% of the presently issued and outstanding shares of Magnus from the Vendors (for 51% in total) by making a further and aggregate cash payment to the Vendors of EUR 5,005,380 on or before December 31, 2007 (the "Initial Option"); and

(ii)        subject to the prior exercise of the Initial Option, the Company may acquire the remaining 49% of the presently issued and outstanding shares of Magnus from the Vendors (for 100% in total) by making a final and aggregate cash payment to the Vendors of EUR 11,997,285 on or before March 31, 2009 (the "Final Option");

(the totality of the Initial Purchase, the Initial Option and the Final Option being, collectively, the "Magnus Acquisition" herein).

The Share Purchase Agreement contains customary representations and warranties, closing and termination provisions. The closing of the proposed Magnus Acquisition is subject to the satisfaction of a number of conditions customary for transactions of this type, including the delivery of all required documentation and the closing of the Initial Purchase under the Magnus Acquisition on or before March 31, 2007. In addition, and in the event that a party is in default under any of the provisions of the Share Purchase Agreement, the non-defaulting party may give notice to the defaulting party in respect of such default and within 10 calendar days of such notice, the defaulting party is required to either (i) cure the default or commence proceedings to cure the default or (ii) give the non-defaulting party notice that it denies that such default has occurred and that it is submitting the question to arbitration in accordance with the terms of the Share Purchase Agreement.

The Share Purchase Agreement is being filed as Exhibit 10.1 to this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Share Purchase Agreement among the Company, Magnus and the Vendors of Magnus dated February 6, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FINMETAL MINING LTD.
DATE: February 12, 2007.	By: /s/ "Daniel Hunter" ________________________________ Daniel Hunter Chief Executive Officer and a director

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